Exhibit 99.2

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION FOR THE PURPOSES OF ARTICLE 7 OF REGULATION (EU) NO 596/2014 ("MAR").  UPON THE PUBLICATION OF THIS ANNOUNCEMENT, THE INSIDE INFORMATION IS NOW CONSIDERED TO BE IN THE PUBLIC DOMAIN FOR THE PURPOSES OF MAR.

FOR IMMEDIATE RELEASE

11 October 2022

PureTech Health plc (Nasdaq: PRTC, LSE: PRTC) (“PureTech” or the “Company”)

Statement regarding termination of discussions with Nektar Therapeutics (“Nektar”)

PureTech announces that it has mutually agreed with Nektar to terminate discussions regarding a possible business combination.

Discussions with Nektar were announced on 7 October 2022, as required by Rule 2 of the UK City Code on Takeovers and Mergers (the “Code”), in response to media speculation. These discussions were early in nature and the required announcement created the impression that discussions were more advanced than they were. Given the early stage of the discussions and the potential for an extended period of uncertainty, these discussions were terminated.

This announcement has been made with the consent of Nektar.

Notwithstanding the termination of discussions, PureTech remains in an offer period until the expiration of the period set out in the announcement made on 7 October 2022 for Nektar either to announce a firm intention to make an offer for the Company in accordance with Rule 2.7 of the Code or to announce that it does not intend to make an offer, in which case such announcement will be treated as a statement to which Rule 2.8 of the Code applies.

About PureTech Health

PureTech is a biotherapeutics company dedicated to changing the treatment paradigm for devastating diseases. The Company is a financially robust and successful business. It has a strong clinical track record and Wholly Owned Pipeline as well as stakes in, and royalties due from, programs being advanced by its Founded Entities. The Board is confident in the exciting prospects for the Company, which are built upon its well-funded balance sheet and strong Wholly Owned Pipeline.

The Company has created a broad and deep pipeline through the expertise of its experienced research and development team and its extensive network of scientists, clinicians and industry leaders. This pipeline, which is being advanced both internally and through PureTech's Founded Entities, is comprised of 27 therapeutics and therapeutic candidates, including two that have received both U.S. FDA clearance and European marketing authorization and a third that will soon be filed for FDA approval, as of the date of PureTech's most recently filed Half-Year Report and corresponding Form 6-K. All of the underlying programs and platforms that resulted in this pipeline of therapeutic candidates were initially identified or discovered and then advanced by the PureTech team through key validation points based on unique insights in immunology and drug development.

For more information, visit www.puretechhealth.com or connect with us on Twitter @puretechh.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including those statements related to discussions of a possible business combination between PureTech and Nektar and PureTech's future prospects, development plans, and strategies. The forward-looking statements are based on current expectations and are subject to known and unknown risks, uncertainties and other important factors that could cause actual results, performance and achievements to differ materially from current expectations, including, but not limited to, those risks, uncertainties and other important factors described under the caption “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC and in our other regulatory filings. These forward-looking statements are based on assumptions regarding the present and future business strategies of the Company and the environment in which it will operate in the future. Each forward-looking statement speaks only as at the date of this press release. Except as required by law and regulatory requirements, we disclaim any obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

PureTech
Allison Mead Talbot, Head of Communications
IR@puretechhealth.com